SUTHERLAND LETTERHEAD

April 28, 2014

Board of Directors

Transamerica Life Insurance Company

570 Carillon Parkway

St. Petersburg, Florida  33716

Re:           Separate Account VUL-3 of Transamerica Life Insurance Company
Transamerica JourneySM
File Nos. 333-192793/811-09715

To the Board of Directors

We hereby consent to the use of our name under the caption "Legal Matters" in the Statement of Additional Information for the Transamerica JourneySM policy contained in Pre-effective  Amendment No. 2 to the Registration Statement on Form N-6 (File Nos. 333-192793/811-09715) of the Separate Account VUL-3 of Transamerica Life Insurance Company filed with the Securities and Exchange Commission by Transamerica Life Insurance Company.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

SUTHERLAND ASBILL & BRENNAN LLP

        By:               /s/ Mary Jane Wilson-Bilik

Mary Jane Wilson-Bilik